Exhibit 99.1

1001 Louisiana St., Suite 2900

Houston, TX 77002

FOR FURTHER INFORMATION CONTACT:

Paul Vincent, VP of Investor Relations, (713) 654-2200

SUPERIOR ENERGY SERVICES ANNOUNCES

RESULTS OF 2017 ANNUAL MEETING

HOUSTON, May 24, 2017 – Superior Energy Services, Inc. today announced the results of its 2017 Annual Meeting of Stockholders held on May 23, 2017 in Houston.

The stockholders elected Harold J. Bouillion, David D. Dunlap, James M. Funk, Terence E. Hall, Peter D. Kinnear, Janiece M. Longoria, Michael M. McShane, and W. Matt Ralls to serve as directors until the 2018 Annual Meeting of Stockholders. Also, the Company’s Board of Directors, at the recommendation of its Nominating and Corporate Governance Committee, approved the election of James M. Funk to serve as lead director of the Board until the next Annual Meeting.

In addition to electing directors, the stockholders approved an advisory vote on executive compensation, approved an advisory vote on the annual frequency of votes on executive compensation, and ratified the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2017.

About Superior Energy Services

Superior Energy Services, Inc. (NYSE:SPN) serves major, national and independent oil and natural gas companies around the world and offers products and services with respect to the various phases of a well’s economic life cycle. For more information, visit: www.superiorenergy.com.

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